Exhibit 99.1

Jamf Announces Third Quarter 2020 Financial Results

●Q3 total revenue grew 29% year-over-year to $70.4 million
●Recurring revenue grew 40% year-over-year to $65.8 million
●ARR grew 37% year-over-year to $261.5 million

MINNEAPOLIS, MN - November 12, 2020 - Jamf (NASDAQ: JAMF), the standard in Apple Enterprise Management, today announced financial results for its third quarter ended September 30, 2020.

Financial Highlights for the Third Quarter 2020:

• ARR: ARR increased 37% year-over-year to $261.5 million as of September 30, 2020.
• Revenue: Total revenue was $70.4 million, an increase of 29% year-over-year. Recurring revenue was $65.8 million, an increase of 40% year-over-year.
• Gross Profit: GAAP gross profit was $55.2 million, or 78% of total revenue, compared to $40.5 million, or 74% of total revenue, in the third quarter of 2019. Non-GAAP Gross Profit was $58.2 million, or 83% of total revenue, compared to $43.2 million, or 79% of total revenue, in the third quarter of 2019.
• Operating Loss/Income: GAAP operating loss was $376 thousand, compared to GAAP operating income of $205 thousand in the third quarter of 2019. Non-GAAP Operating Income was $12.0 million, or 17% of total revenue, compared to $9.6 million, or 18% of total revenue in the third quarter of 2019.
• Cash Flow: Cash flow provided by operations was $23.6 million, compared to $15.1 million in the third quarter of 2019. Unlevered free cash flow was $28.2 million, or 40% of total revenue, compared to $17.9 million, or 33% of total revenue in the third quarter of 2019.

A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains reconciliations of these non-GAAP financial measures.

“We delivered strong third quarter results as the tailwinds of telehealth, distance learning, and remote work offset economic headwinds and drove robust Jamf sales, growth, and customer acquisition,” said Dean Hager, CEO of Jamf. “We are dedicated to our customers’ success and continue to roll out new features and enhancements to optimize the Jamf Apple Enterprise Management platform. We showcased many of these platform enhancements at our annual Jamf Nation User Conference (JNUC), which drew ten times our normal conference attendance this year as a virtual event. We are well positioned for continued growth in a large and expanding market, and we look forward to continuing to improve the overall management, security and experience for organizations using Apple, so they can empower their end users with the native Apple experience.”

Recent Business Highlights:

•	Expanded education offering with several new capabilities, including one-click Remote Class and Raise Hand features, as well as the new Jamf Assessment app to administer proctored exams in a virtual world.
•	Grew the total number of Apple devices running Jamf to 18.6 million at the end of the third quarter.
•	Hosted approximately 20,000 attendees at the virtual JNUC, ten times the normal attendance of our annual, in-person event. Jamf showcased platform enhancements that are powering the learn, care and work anywhere trends, along with customer and partner stories on how they were able to succeed during this time using Apple and Jamf.
•	Announced same-day compatibility and key feature support across its product portfolio for Apple’s fall releases, including macOS Big Sur and support for the new Mac built with the new Apple M1 chip, which were released this week.
•	Extended collaboration with Microsoft Enterprise Mobility + Security by launching iOS Device Compliance, empowering organizations to choose Jamf for all Apple device management while also sharing important device information, like compliance status, with Microsoft Endpoint Manager.
•	Announced the acquisition of Mondada, the creator of Kinobi and Kinobi Pro, leading solutions in patch management for the Apple platform. Mondada’s solutions integrate with Jamf Pro, allowing organizations to extend Jamf Pro’s built-in patch management functionality to include all Mac applications within an environment.

Financial Outlook:

For the fourth quarter of 2020, the company currently expects:

•	Total revenue of $70 to $71 million
•	Non-GAAP Operating Income of $1 to $2 million

For the full year 2020, the company is increasing its outlook and currently expects:

•	Total revenue of $263 to $264 million
•	Non-GAAP Operating Income of $28.5 to $29.5 million

Conference Call Information:

Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on November 12, 2020. The news release with the financial results will be accessible from the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (833) 519-1319, and international parties can access the call by dialing +1 (914) 800-3885.

The webcast will be accessible on Jamf’s investor relations website at https://ir.jamf.com. A telephonic replay of the conference call will be available through Thursday, November 19, 2020. To access the replay, parties should dial (855) 859-2056, or (404) 537-3406 and enter the passcode 8684837#.

Non-GAAP Financial Measures:

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of Non-GAAP Operating Expenses, Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Income, Non-GAAP Operating Income Margin, Unlevered Free Cash Flow and Unlevered Free Cash Flow Margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, depreciation and amortization expense, acquisition-related expenses, acquisition-related earnout, foreign currency transaction loss and discrete tax items. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Jamf is not providing a quantitative reconciliation of forward-looking guidance of Non-GAAP Operating Income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earnout, amortization and stock-based compensation. Accordingly, a reconciliation for forward-looking Non-GAAP Operating Income is not available without unreasonable effort. However, for the fourth quarter of 2020 and full year 2020 amortization is expected to be $8.3 million and $33.3 million, respectively. In addition, for the fourth quarter of 2020 and full year 2020 stock-based compensation is expected to be $2.9 million and $6.8 million, respectively. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated Non-GAAP Operating Income.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the impact on our operations and financial condition from the effects of the current COVID-19 pandemic; the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, and failure of enterprises to adopt Apple products; the potentially adverse impact of changes in features and functionality by Apple on our engineering focus or product development efforts; changes in our continued relationship with Apple; the fact that we are not party to any exclusive agreements or arrangements with Apple; our reliance, in part, on channel partners for the sale and distribution of our products; risks associated with cyber-security events; the impact of reputational harm if users perceive our products as the cause of device failure; our ability to successfully develop new products or materially enhance current products through our research and development efforts; our ability to continue to attract new customers; our ability to retain our current customers; our ability to sell additional functionality to our current customers; our ability to meet service-level commitments under our subscription agreements; our ability to correctly estimate market opportunity and forecast market growth; risks associated with failing to continue our recent growth rates; our dependence on one of our products for a substantial portion of our revenue; our ability to scale our business and manage our expenses; our ability to change our pricing models, if necessary to compete successfully; the impact of delays or outages of our cloud services from any disruptions, capacity limitations or interferences of third-party data centers that host our cloud services, including AWS; our ability to maintain, enhance and protect our brand; our ability to maintain our corporate culture; the ability of Jamf Nation to thrive and grow as we expand our business; the potential impact of inaccurate, incomplete or misleading content that is posted on Jamf Nation; our ability to offer high-quality support; risks and uncertainties associated with potential acquisitions and divestitures, including, but not limited to, disruptions to ongoing operations; diversions of management from day-to-day responsibilities; adverse impacts on our financial condition; failure of an acquired business to further our strategy; uncertainty of synergies; personnel issues; resulting lawsuits and issues unidentified in diligence processes; our ability to predict and respond to rapidly evolving technological trends and our customers' changing needs; our ability to compete with existing and new companies; the impact of adverse general and industry-specific economic and market conditions; the impact of reductions in IT spending; the impact of real or perceived errors, failures or bugs in our products; the impact of interruptions or performance problems associated with our technology or infrastructure; our ability to attract and retain highly qualified personnel; risks associated with competitive challenges faced by our customers; the impact of statutory and regulatory determinations on our offerings to governmental entities; risks associated with stringent and changing privacy laws, regulations and standards, and information security policies and contractual obligations related to data privacy and security; the impact of any catastrophic events; and, risks associated with our financial results or difficulty in predicting our financial results due to our revenue recognition. Given these factors, as well as other variables that may affect Jamf’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Jamf undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Jamf

Jamf, the standard in Apple Enterprise Management, extends the legendary Apple experience people love to businesses, schools and government organizations through its software and the world’s largest online community of IT admins focused exclusively on Apple, Jamf Nation. To learn more, visit: www.jamf.com.

Investor Contact:

Jennifer Gaumond

ir@jamf.com

Media Contact:

Rachel Nauen

media@jamf.com

Jamf Holding Corp.

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$177,457	$32,433
Trade accounts receivable, net of allowances of $513 and $200	64,151	46,513
Income taxes receivable	672	14
Deferred contract costs	8,528	5,553
Prepaid expenses	16,565	10,935
Other current assets	764	3,133
Total current assets	268,137	98,581

Equipment and leasehold improvements, net	10,934	12,477
Goodwill	539,818	539,818
Other intangible assets, net	210,120	235,099
Deferred contract costs	23,433	16,234
Other assets	2,842	2,599
Total assets	$1,055,284	$904,808

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,672	$3,684
Accrued liabilities	21,521	26,927
Income taxes payable	1,294	819
Deferred revenues	151,532	120,089
Total current liabilities	181,019	151,519

Deferred revenues, noncurrent	36,706	20,621
Deferred tax liability	12,774	18,133
Debt	—	201,319
Other liabilities	9,399	9,338
Total liabilities	239,898	400,930

Commitments and contingencies

Stockholders' equity:
Preferred stock	—	—
Common stock	117	103
Additional paid-in capital	894,056	568,756
Accumulated deficit	(78,787)	(64,981)
Total stockholders' equity	815,386	503,878
Total liabilities and stockholders' equity	$1,055,284	$904,808

Jamf Holding Corp.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
Subscription	$57,933	$41,916	$160,989	$112,872
Services	3,605	5,234	10,066	14,529
License	8,866	7,418	21,970	19,605
Total revenue	70,404	54,568	193,025	147,006

Cost of revenue:
Cost of subscription(1) (exclusive of amortization shown below)	10,117	8,045	28,127	22,425
Cost of services(1) (exclusive of amortization shown below)	2,443	3,397	7,736	10,589
Amortization expense	2,679	2,634	8,034	7,588
Total cost of revenue	15,239	14,076	43,897	40,602

Gross profit	55,165	40,492	149,128	106,404

Operating expenses:
Sales and marketing(1)	23,251	16,962	65,735	48,850
Research and development(1)	12,736	10,919	37,282	29,453
General and administrative(1)	13,921	6,779	31,813	21,576
Amortization expense	5,633	5,627	16,941	16,886
Total operating expenses	55,541	40,287	151,771	116,765

Income (loss) from operations	(376)	205	(2,643)	(10,361)

Interest expense, net	(1,207)	(5,473)	(10,675)	(16,425)
Loss on extinguishment of debt	(5,213)	—	(5,213)	—
Foreign currency transaction loss	(154)	(861)	(471)	(1,311)
Other income, net	—	55	91	165
Loss before income tax benefit	(6,950)	(6,074)	(18,911)	(27,932)

Income tax benefit	1,857	1,404	5,105	6,581

Net loss	$(5,093)	$(4,670)	$(13,806)	$(21,351)

Net loss per share, basic and diluted	$(0.04)	$(0.05)	$(0.13)	$(0.21)

Weighted-average shares used to compute net loss per share, basic and diluted	113,203,074	102,791,023	106,333,836	102,727,198

(1) Includes stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cost of revenue:
Subscription	$314	$38	$390	$156
Services	62	—	62	—
Sales and marketing	675	112	897	348
Research and development	523	99	821	284
General and administrative	754	349	1,733	1,028
	$2,328	$598	$3,903	$1,816

Jamf Holding Corp.

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(13,806)	$(21,351)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	28,378	27,437
Amortization of deferred contract costs	6,705	4,463
Amortization of debt issuance costs	700	843
Provision for bad debt expense and returns	894	—
Loss (gain) on disposal of equipment and leasehold improvements	(23)	(11)
Loss on extinguishment of debt	5,213	—
Share-based compensation	3,903	1,816
Deferred taxes	(5,357)	(6,867)
Adjustment to contingent consideration	(3,100)	—
Changes in operating assets and liabilities:
Trade accounts receivable	(18,332)	(13,046)
Income tax receivable/payable	(183)	(246)
Prepaid expenses and other assets	(4,699)	(4,888)
Deferred contract costs	(16,879)	(12,684)
Accounts payable	3,145	(836)
Accrued liabilities	(4,207)	1,151
Deferred revenue	47,528	29,597
Other liabilities	3,161	(11)
Net cash provided by operating activities	33,041	5,367

Cash flows from investing activities
Acquisition, net of cash acquired	—	(40,173)
Purchases of equipment and leasehold improvements	(1,836)	(6,164)
Net cash used in investing activities	(1,836)	(46,337)

Cash flows from financing activities
Proceeds from debt	—	40,000
Debt issuance costs	(1,264)	(1,550)
Payment of debt	(205,000)	(4,750)
Payment of debt extinguishment costs	(2,050)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	326,316	—
Cash paid for offering costs	(6,601)	—
Proceeds from private placement	2,233	—
Proceeds from the exercise of stock options	185	820
Net cash provided by financing activities	113,819	34,520

Net increase (decrease) in cash	145,024	(6,450)

Cash, beginning of period	32,433	39,240

Cash, end of period	$177,457	$32,790

Jamf Holding Corp.

Supplemental Financial Information

Disaggregated Revenues

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
SaaS subscription and support and maintenance	$57,933	$41,916	$160,989	$112,872
On-premise subscription	7,849	5,135	18,159	12,224
Recurring revenue	65,782	47,051	179,148	125,096
Perpetual licenses	1,017	2,283	3,811	7,381
Professional services	3,605	5,234	10,066	14,529
Non-recurring revenue	4,622	7,517	13,877	21,910
Total revenue	$70,404	$54,568	$193,025	$147,006

Jamf Holding Corp.

Supplemental Financial Information

Reconciliation of GAAP to non-GAAP Financial Data

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating expenses	$55,541	$40,287	$151,771	$116,765
Amortization expense	(5,633)	(5,627)	(16,941)	(16,886)
Stock-based compensation	(1,952)	(560)	(3,451)	(1,660)
Acquisition-related expense	(1,092)	(488)	(4,328)	(1,392)
Acquisition-related earnout	(600)	—	3,100	—
Non-GAAP Operating Expenses	$46,264	$33,612	$130,151	$96,827

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Gross profit	$55,165	$40,492	$149,128	$106,404
Amortization expense	2,679	2,634	8,034	7,588
Stock-based compensation	376	38	452	156
Non-GAAP Gross Profit	$58,220	$43,164	$157,614	$114,148
Non-GAAP Gross Profit Margin	83%	79%	82%	78%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating income (loss)	$(376)	$205	$(2,643)	$(10,361)
Stock-based compensation	2,328	598	3,903	1,816
Acquisition-related expense	1,092	488	4,328	1,392
Amortization expense	8,312	8,261	24,975	24,474
Acquisition-related earnout	600	—	(3,100)	—
Non-GAAP Operating Income	$11,956	$9,552	$27,463	$17,321
Non-GAAP Operating Income Margin	17%	18%	14%	12%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss	$(5,093)	$(4,670)	$(13,806)	$(21,351)
Stock-based compensation	2,328	598	3,903	1,816
Acquisition-related expense	1,092	488	4,328	1,392
Amortization expense	8,312	8,261	24,975	24,474
Acquisition-related earnout	600	—	(3,100)	—
Loss on extinguishment of debt	5,213	—	5,213	—
Foreign currency transaction loss	154	861	471	1,311
Discrete tax items	(1,389)	42	(1,599)	66
Benefit for income taxes(1)	(3,050)	(2,494)	(7,470)	(7,083)
Non-GAAP Net Income	$8,167	$3,086	$12,915	$625
Net loss per share:
Basic	$(0.04)	$(0.05)	$(0.13)	$(0.21)
Diluted	$(0.04)	$(0.05)	$(0.13)	$(0.21)
Weighted-average shares used in computing net loss per share:
Basic	113,203,074	102,791,023	106,333,836	102,727,198
Diluted	113,203,074	102,791,023	106,333,836	102,727,198
Non-GAAP Net Income per Share:
Basic	$0.07	$0.03	$0.12	$0.01
Diluted	$0.07	$0.03	$0.12	$0.01
Weighted-average shares used in computing Non-GAAP Net Income per Share:
Basic	113,203,074	102,791,023	106,333,836	102,727,198
Diluted	116,688,193	104,600,602	109,188,051	103,701,743

(1) The related tax effects of the adjustments to Non-GAAP Net Income were calculated using the respective statutory tax rates for applicable jurisdictions, which is not materially different from our annual effective tax rate of approximately 25%.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$23,608	$15,086	$33,041	$5,367
Add:
Cash paid for interest	3,385	5,217	12,647	15,785
Cash paid for acquisition-related expense	1,700	488	3,300	1,392
Less:
Purchases of equipment and leasehold improvements	(494)	(2,845)	(1,836)	(6,164)
Unlevered free cash flow	$28,199	$17,946	$47,152	$16,380
Unlevered free cash flow margin	40%	33%	24%	11%